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                                                                     Exhibit 5.1



                 [MITCHELL, SILBERBERG & KNUPP LLP LETTERHEAD]




                                                         FILE NO:  84345-125/127
                                                  DOC. NO:  SECHOLD/LAL_L020.SEC



                                October 14, 1996


Protection One, Inc.
6011 Bristol Parkway
Culver City, CA 90230


                 Re:      Registration Statement on Form S-3
                          - Commission File No. 333-13733


Gentlemen and Ladies:

                 We have acted as counsel for Protection One, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to the above-captioned registration statement (the "Registration Statement), of the offer and sale by the Company of up to 753,800 shares (the "Shares") of the Common Stock, par value $.01 per share, of the Company issued and issuable pursuant to (i) an Agreement and Plan of Reorganization dated as of September 30, 1996 (the "Reorganization Agreement"), among Protection One Alarm Monitoring, Inc., a Delaware corporation ("Monitoring"), Sequence Systems, Inc., an Oregon corporation ("Sequence Systems"), and the shareholders of Sequence Systems and (ii) an Agreement for Stock Purchase dated as of October 4, 1996 (the "Purchase Agreement"), among Monitoring, Herbert H. Warrick, Jr., Ramona Warrick, Russell E. VanDevanter and Maria VanDevanter.


                 In our capacity as counsel for the Company and for purposes of this opinion letter, we have examined the originals, or copies identified to our satisfaction as being true copies of the originals, of the following documents:

                          1. The Reorganization Agreement and the Purchase Agreement;

                          2.      The Registration Statement;

                          3.      The Fifth Restated Certificate of
         Incorporation and the By-laws of the Company as presently in effect, each as certified to us by a public official or an officer of the Company; and

                          4. Certain resolutions adopted by the Board of Directors of the Company relating the issuance and sale of the Shares and related matters.

 We have also examined originals, or copies certified or otherwise identified to our satisfaction, of such records of the Company and such other agreements, instruments and documents as we have considered necessary or appropriate to enable us to render the opinions expressed below.
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Protection One, Inc.
October 14, 1996
Page 2



                 In the course of our examinations and investigations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate, partnership or other, to enter into and perform all obligations thereunder and we have also assumed the due authorization by all requisite action, corporate, partnership or other, the due execution and delivery by such parties of such documents and the validity, binding effect and enforceability thereof. As to all facts material to the opinions expressed herein that we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

                 Based upon and subject to the foregoing, it is our opinion that the Shares have been duly authorized, and when issued and delivered in accordance with the terms of the Reorganization Agreement or the Purchase Agreement, as applicable, will be legally issued, fully paid and nonassessable.

                 We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder. The opinions expressed herein are given as of the date hereof, and we assume no obligation to advise you of changes that may hereafter be brought to our attention.

                                       Very truly yours,

                                       /s/ MITCHELL, SILBERBERG & KNUPP LLP

                                       MITCHELL, SILBERBERG & KNUPP LLP